Exhibit 10.2

AMENDMENT, CONSENT AND WAIVER

TO

THIRD AMENDED AND RESTATED

REIMBURSEMENT AGREEMENT

THIS AMENDMENT, CONSENT AND WAIVER TO THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of January 18, 2011, is among RenaissanceRe Holdings Ltd. (“RenRe”), Renaissance Reinsurance Ltd., Renaissance Reinsurance of Europe, Glencoe Insurance Ltd. (“Glencoe”), DaVinci Reinsurance Ltd., the various financial institutions listed on the signature pages hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Issuing Bank, Collateral Agent and Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Third Amended and Restated Reimbursement Agreement, dated as of April 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”);

WHEREAS, reference is made herein to that certain Stock Purchase Agreement, dated as of November 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “SPA”), by and between RenRe North America Holdings Inc., an indirect wholly owned Subsidiary of RenRe (“RRNAH”), and QBE Holdings, Inc. (the “Purchaser”), a copy of which has previously been provided to the Lenders and the Administrative Agent;

WHEREAS, pursuant to the SPA, RRNAH has agreed to sell, and the Purchaser has agreed to purchase, all of the issued and outstanding shares of capital stock of RenRe North America Insurance Holdings, Inc. (“NAIH”) and RenRe Agency Holdings, Inc. (“RAH”), each of which is a direct wholly owned Subsidiary of RRNAH (the “Stock Sale”);

WHEREAS, pursuant to the SPA and by virtue of the Stock Sale, the Purchaser will acquire ownership of all direct and indirect wholly owned Subsidiaries of NAIH and RAH, including Stonington Insurance Company (“Stonington”), Stonington Lloyds Insurance Company (“Stonington Lloyds”), Lantana Insurance Ltd. (“Lantana”), Newstead Insurance Company (“Newstead”), Inverness Insurance Company (“Inverness”), RenRe North America Inc. (“NAI”), SRUM LLC (“SRUM”), Agro National Inc. (“Agro”) and RenRe Insurance Underwriters, Inc. (“RIU”, and together with NAIH, RAH, Stonington, Stonington Lloyds, Lantana, Newstead, Inverness, NAI, SRUM and Agro, the “Acquired Companies”);

WHEREAS, as used herein, the term “SPA Transactions” shall refer to, collectively, the execution and delivery of the SPA, the Stock Sale and all of the other transactions contemplated by, or to be effected in connection with, the SPA;

WHEREAS, Section 6.2 of the Reimbursement Agreement prohibits, among other things and subject to certain exceptions, the Credit Parties and their Subsidiaries from making any material change in the nature of their respective businesses as carried on at the date of the Reimbursement Agreement;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Reimbursement Agreement, the consummation of the Stock Sale would violate Section 6.2 of the Reimbursement Agreement insofar as the Stock Sale would cause a substantial reduction in RenRe’s overall U.S. operations and in the business in which Glencoe currently engages;

WHEREAS, Section 6.3 of the Reimbursement Agreement prohibits, among other things and subject to certain exceptions, a Subsidiary of a Credit Party from selling, transferring, conveying or leasing all or any substantial part of its assets other than in the ordinary course of business;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Reimbursement Agreement, the consummation of the Stock Sale would violate Section 6.3 of the Reimbursement Agreement insofar as the stock of the Acquired Companies to be sold in the Stock Sale constitutes a substantial part of the assets of RRNAH (a Subsidiary of a Credit Party (RenRe));

WHEREAS, Section 6.6 of the Reimbursement Agreement prohibits a Subsidiary of a Credit Party from entering into any agreement containing any provision which would be violated or breached by the performance of its obligations under the Credit Documents or under any instrument or document delivered or to be delivered by it in connection therewith;

WHEREAS, in the absence of a waiver from the Required Lenders in accordance with the Reimbursement Agreement, RRNAH’s entry into the SPA violates Section 6.6 of the Reimbursement Agreement insofar as performance of certain of the obligations set forth in the Reimbursement Agreement would cause a violation or breach of the obligations contained in the SPA;

WHEREAS, RenRe has determined that it is in its best interests to engage in the SPA Transactions and consummate the Stock Sale;

WHEREAS, based on the foregoing, the Credit Parties have requested that the Lenders, among other things, consent to the SPA Transactions and waive any Defaults or Events of Default resulting therefrom, and the Lenders wish to give such consent and provide such waiver, all in accordance with and subject to the terms and conditions set forth herein; and

WHEREAS, in addition, the Credit Parties have requested that certain provisions contained in Schedule III of the Reimbursement Agreement relating to the Net Worth requirements applicable to Glencoe be amended as more fully set forth herein, and the Lenders wish to amend such provisions, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

Section 1. Reimbursement Agreement Definitions. Capitalized terms used herein that are defined in the Reimbursement Agreement shall have the same meaning when used herein unless otherwise defined herein.

Section 2. Amendments, Consents and Waivers Under the Reimbursement Agreement.

(a) Consents and Waivers in Respect of the SPA. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Lenders hereby consent to the SPA Transactions so long as the Stock Sale is consummated in accordance with the SPA as in effect on the Amendment Effective Date, without any waiver or amendment thereof or consent thereunder (other than any such waiver, amendment or consent that is not materially adverse to the Lenders) unless consented to by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Reimbursement Agreement) and hereby:

(i) waive compliance with the provisions of Section 6.2, Section 6.3 and Section 6.6 of the Reimbursement Agreement with respect to and as such Sections relate to the SPA Transactions;

(ii) waive any and all Defaults or Events of Default that may have resulted or would result from entering into the SPA and compliance therewith through the Amendment Effective Date, including without limitation, any Event of Default under Section 7.1(f) of the Reimbursement Agreement caused by a default in the compliance, performance or observance of any condition, covenant or agreement with respect to the Credit Agreement, dated as of April 22, 2010, by and among RenRe, Bank of America, N.A., as fronting bank, LC administrator and administrative agent, and the other banks and financial institutions from time to time parties thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) resulting from entering into or complying with the SPA;

(iii) waive compliance by the Credit Parties of any and all notice requirements in respect of any Defaults that may have resulted or would result from entering into the SPA, including the requirements set forth in Section 5.1(d) of the Reimbursement Agreement; and

(iv) waive compliance by the Credit Parties of any requirements set forth in Section 5.1(e) to the extent they apply or would apply to filings made or other correspondence with various Governmental Authorities in connection with the approval or notice of the SPA Transactions; provided, that, notwithstanding the foregoing, the Credit Parties shall provide such documents and/or other information that would otherwise be required to be provided under such Section 5.1(e) to the extent requested by the Administrative Agent or any Lender.

(b) Amendments to Schedule III.

(i) Effective on (and subject to the occurrence of) the consummation of the Stock Sale and ending on the Balance Sheet Delivery Date (as defined below), Schedule III of the Reimbursement Agreement shall be amended as follows:

(A) The figure “$180,000,000” appearing under “Part A – Substitution Event Net Worth Threshold” shall be replaced with the figure “$60,000,000”; and

(B) The figure “$165,000,000” appearing under “Part B – Suspension Event Net Worth Threshold” shall be replaced with the figure “$55,000,000.”

(ii) Subject to the consummation of the Stock Sale, effective as of the Balance Sheet Delivery Date and provided that the Glencoe Second Quarter Balance Sheet (as defined below) is delivered within the time period required by, and otherwise in accordance with, Section 5.1(a) of the Reimbursement Agreement, Schedule III of the Reimbursement Agreement shall be amended as follows:

(A) The amount “$60,000,000” appearing under “Part A – Substitution Event Net Worth Threshold” shall be replaced with an amount equal to 60% of Glencoe’s Net Worth as shown on the unaudited consolidated balance sheet of Glencoe and its Subsidiaries as of the fiscal quarter ended June 30, 2011 (the “Glencoe Second Quarter Balance Sheet”); and

(B) The amount “$55,000,000” appearing under “Part B – Suspension Event Net Worth Threshold” shall be replaced with an amount equal to 55% of Glencoe’s Net Worth as shown on the Glencoe Second Quarter Balance Sheet.

(iii) For purposes hereof, the term “Balance Sheet Delivery Date” shall mean the date on which the Glencoe Second Quarter Balance Sheet is delivered to the Administrative Agent in accordance with Section 5.1(a)(i) of the Reimbursement Agreement; provided, that, in no event shall the Balance Sheet Delivery Date for purposes of this Amendment extend beyond the last day of the time period specified in said Section 5.1(a)(i).

(c) Except as specifically described in this Section 2, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any other right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Reimbursement Agreement or any other Credit Document.

(d) The Credit Parties acknowledge and agree that the amendments, consents and waivers set forth herein are effective solely for the purposes set forth herein and that the execution and delivery of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any waiver or modification of any term or condition of the Reimbursement Agreement or any other Credit Document, or (ii) to create a course of dealing or otherwise obligate any Lender to forbear, waive or execute similar amendments, consents or waivers under the same or similar circumstances in the future.

Section 3. Representation and Warranties. In order to induce the Lenders and the Administrative Agent to execute and deliver this Amendment, the Credit Parties hereby represent and warrant to the Lenders and the Agents that after giving effect to the Amendment:

(a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

(b) The representations and warranties of the Covered Credit Parties contained in Article IV of the Reimbursement Agreement are true and correct as of the date hereof and the Amendment Effective Date, with the same effect as though made on such dates.

Section 4. Conditions to Effectiveness. The amendments, consents and waivers set forth in Section 2 hereof shall become effective on the date (the “Amendment Effective Date”) when (i) the Administrative Agent shall have received four originals of this Amendment executed by the Credit Parties, the Administrative Agent and the Required Lenders and (ii) RenRe shall have received the requisite consent of the lenders under the Credit Agreement and the Administrative Agent shall have received evidence of the same, provided that the amendments to Schedule III of the Reimbursement Agreement set forth in Section 2(b) hereof shall become effective as set forth in Section 2(b).

Section 5. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

Section 6. Governing Law. This Amendment shall be deemed a contract made under and governed by the laws of the State of New York.

Section 7. Entire Agreement. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

Section 8. Credit Document. This Amendment shall constitute a Credit Document under the terms of the Reimbursement Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Chief Financial Officer

RENAISSANCE REINSURANCE OF EUROPE

By:	/s/ Ian Britchfield
Name:	Ian Britchfield
Title:	Director

RENAISSANCE REINSURANCE LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Chief Financial Officer

GLENCOE INSURANCE LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Chief Financial Officer

DAVINCI REINSURANCE LTD.

By:	/s/ Jeffrey D. Kelly
Name:	Jeffrey D. Kelly
Title:	Chief Financial Officer

[Amendment, Consent and Waiver to Third Amended and Restated Reimbursement Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Bank, Collateral Agent, Administrative Agent and Lender

By:	/s/ William R. Goley
Name:	William R. Goley
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Chris Choi
Name:	Chris Choi
Title:	Vice President

ING BANK, N.V., LONDON BRANCH

By:	/s/ M E R Sherman
Name:	M E R Sherman
Title:	Managing Director

By:	/s/ N J Merchant
Name:	N J Merchant
Title:	Director

CITIBANK, N.A.

By:	/s/ Peter Bickford
Name:	Peter Bickford
Title:	Vice President

THE BANK OF NEW YORK MELLON BANK

By:	/s/ Michael Pensari
Name:	Michael Pensari
Title:	Managing Dircetor

BARCLAYS BANK PLC

By:	/s/ Stuart Ratcliffe
Name:	Stuart Ratcliffe
Title:	Director

[Amendment, Consent and Waiver to Third Amended and Restated Reimbursement Agreement]

MORGAN STANLEY BANK, N.A.

By:	/s/ Harry Coninellis
Name:	Harry Coninellis
Title:	Authorized Signatory

THE BANK OF BERMUDA LIMITED

By:	/s/ Karla Maloof
Name:	Karla Maloof
Title:	Director & Global Relationship Manager

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Evan Glass
Name:	Evan Glass
Title:	Vice President

BNP PARIBAS

By:	/s/ Nair P. Raghu
Name:	Nair P. Raghu
Title:	Vice President

By:	/s/ Laurent Vanderzyppe
Name:	Laurent Vanderzyppe
Title:	Managing Director

GOLDMAN SACHS BANK USA

By:	/s/ Lauren Day
Name:	Lauren Day
Title:	Authorized Signatory

MIZUHO CORPORATE BANK, LTD.

By:	/s/ David Lim
Name:	David Lim
Title:	Authorized Signatory

[Amendment, Consent and Waiver to Third Amended and Restated Reimbursement Agreement]